                    Amendment to Employment Agreement Dated
                  January 1, 1995 Between Allied Digital Inc.
                   (formerly Hauppauge Record Mfg. Ltd.) and
                               Donald L. Olesen

             The parties hereby agree to extend the terms of the aforementioned employment agreement with the following modifications:

1. The term will be for three years commencing on January 1, 1998 and expiring on December 31, 2001.

2. Donald L. Olesen's current annual salary will be increased 10% effective January 1, 1998 and thereafter will be adjusted to reflect the cost of living as prescribed in the current employment agreement.

3.       All other terms and conditions will remain in full force and effect.

-------------------------------              -----------------------------------
Allied Digital Inc.                          Donald L. Olesen
Agreed to and accepted                       Agreed to and accepted


-------------------------------
Date

                             EMPLOYMENT AGREEMENT
                             --------------------

             THIS IS AN EMPLOYMENT AGREEMENT, effective as of January 11, 1995 between Hauppauge Record Manufacturing Ltd., a New York corporation (the "Company"), and Donald Olesen ("Employee").

             In consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

             1. Position. During the term of his employment with the Company hereunder, Employee shall continue to serve as President of the Company with substantially the same functions, duties and responsibilities as Employee currently discharges on behalf of the Company and also shall serve as President - National Marketing Division of Allied Digital Technologies Corp., a Delaware corporation and the indirect parent company of the Company ("Allied Digital" and with its subsidiaries, collectively, the "Allied Companies").

             Employee shall devote substantially all of his business skill, time and effort to his employment hereunder; provided, however, that he shall be entitled annually to such vacation and sick leave in accordance with the Company's policy for executive officers.

             Employee shall not be required to perform his services for the Company primarily at a location other than Employee's present work location unless a change in location is mutually agreed upon between the Company and Employee.

             2. Term of Employment. Employee's term of employment by the Company under this Agreement (the "Employment Term") shall begin on the date hereof and shall continue for the period ending December 31, 1997 unless sooner terminated as hereinafter provided.

             3. Compensation. As compensation for the services contemplated hereby, Employee shall receive during the Employment Term an annual base salary to be paid monthly, equal to $298,700, as increased by the percentage rate of inflation during the year ended December 31, 1994 as measured by the consumer price index for urban wage earners published by the U.S. Department of Labor, Bureau of Labor Statistics, for the New York - Northern New Jersey area (the "CPI"). On each January 1 during the Employment Term, the base salary shall be increased by a percentage equal to the percentage rate of inflation during the previous calendar year as measured by the CPI; provided, however, that such increase shall be retroactively effective on January 1 in the event such percentage rate of inflation is not published on January 1. In addition, Employee's base salary may be increased annually in accordance with any compensation plan for employees of the Allied Companies as administered by the Compensation Committee of the Board of Directors of Allied Digital.

             In addition to his base salary, Employee shall be entitled to participate in any incentive bonus compensation plan for employees of the Company existing on the date hereof and any incentive bonus compensation plan for employees of the Allied Companies that is approved and adopted by the Board of Directors of Allied Digital in the future to replace any plan of the Company.

             4. Employee Benefits. Employee shall be entitled to participate in any (a) pension plans and profit sharing plans, (b) medical benefit plans, group life insurance plans, hospitalization plans or other employee welfare benefit plans the Allied Companies may adopt or have in effect from time to time during the Employment Term. The Allied Companies shall allow Employee to continue, at his sole cost and expense, his participation in any medical benefit plan after his termination of employment hereunder for such period of time as may be required by applicable law.

             5. Expenses. The Company shall pay or reimburse Employee for any expenses reasonably incurred by him in furtherance of his duties hereunder, including, but not limited to, expenses for traveling, meals and hotel accommodations, upon submission by him of vouchers therefor or itemized lists thereof prepared in compliance with such rules and policies relating thereto as the Company may from time to time adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

             6.   Termination.

                  (a) Termination for Cause. The Company may terminate this Agreement, and (except as provided below) all of the Company's obligations hereunder, either for cause or without cause. Such termination shall be effected by notice thereof delivered by the company to Employee, and shall be effective as of the date of such notice. In the event of termination for cause, Employee shall be entitled to receive all salary earned to the date of termination, but all other rights of Employee hereunder, including any right to receive any incentive bonus, shall terminate as of the effective date of Employee's termination.

                  In the event of termination without cause, Employee shall be entitled to receive (i) all base salary earned to the date of termination, which shall be payable upon such termination, (ii) any accrued and unpaid incentive bonus to the date of termination (including a pro rata portion of the bonus payable for the year of termination), which shall be payable to Employee when incentive bonuses are paid to all other employees participating in such incentive bonus plan, and (iii) an amount equal to the base salary that would have been payable to Employee hereunder had this Agreement not been so terminated, which shall be payable on the dates on which such base salary would have been payable, but all other rights of Employee hereunder shall terminate as of the effective date of Employee's termination.

                  As used herein, "cause" shall mean: (i) Employee's conviction of a felony which involves moral turpitude; or (ii) Employee's repeated failure to discharge his assignments from the Board of Directors of the Company consistent with the responsibilities of his position and the failure by Employee to correct such failure within 30 days after written notice thereof from the Company; or (iii) Employee's gross negligence or willful misconduct in the performance of his duties which has a material adverse effect on the Company's operations, profits or business.

                  (b) Resignation of Employee. In the event that Employee resigns (except in the case of resignation or termination due to disability), Employee shall be entitled to receive (i) all base salary earned to the effective date of resignation, which shall be payable upon such resignation (including any accrued and unused vacation time), and (ii) any accrued and unpaid incentive bonus to the date of resignation (including a pro rata portion of the bonus payable for the year of resignation), which shall be payable to Employee when incentive bonuses are paid to all other employees participating in such incentive bonus plan (provided that Employee provides to the Company at least one month's notice of such resignation), but all other rights of Employee hereunder shall terminate as of the effective date of Employee's resignation. Provided Employee shall not have breached the provisions of paragraph 7 or paragraph 8 hereof, the Company shall have no rights hereunder after such resignation.

                  (c) Employee's Total Disability. In the event that Employee is terminated by the Company, or Employee resigns, due to Employee's total disability, Employee shall be entitled to receive (i) all base salary earned to the date of termination (including any accrued and unused vacation time) , which shall be payable upon such termination or resignation, (ii) any accrued and unpaid incentive bonus to the date of termination or resignation
(including a pro rata portion of the bonus payable f or the year of termination or resignation), which shall be payable to Employee when incentive bonuses are paid to all other employees participation in such incentive bonus plan, and (iii) any benefits payable under the Company's then current disability policy, but all other rights of Employee hereunder shall terminate as of the date of Employee's termination or resignation. As used herein, "total disability" shall mean any physical or mental ailment which prevents Employee from performing the duties incident to Employee's employment with the Company which has continued for a period of ninety (90) consecutive days and which is expected, based upon the results of an examination by a physician mutually acceptable to Employee and the Company, to be of permanent duration.

                  (d) Death. In the event that Employee dies during the Employment Term, Employee's estate shall be entitled to receive (i) all base salary earned to the date of death (including any accrued and unused vacation time), which shall be payable upon the date of death, (ii) any accrued and unpaid incentive bonus to the date of death (including a pro rata portion of the bonus payable for the year of termination), which shall be payable to Employee when incentive bonuses are paid to all other employees participating in such incentive bonus plan, and (iii) any benefits payable under any then current life insurance policy provided to Employee pursuant to paragraph 4 hereof, but all other rights of Employee hereunder shall terminate.

             7.   Protection of Confidential Information.

                  (a) Covenant. Employee acknowledges that his employment by the Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company, including information about markets, key personnel, operational methods and other business affairs and methods, computer software and other proprietary intellectual property, other information not readily available to the public, and plans for future developments relating thereto. Employee further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, the Employee covenants and agrees that, both during and after the Employment Term:

                        (i) he will keep secret all material confidential matters of the Company known to him which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company, wherever located, either during or after the Employment Term, except with the Company's prior written consent;

                        (ii) he will promptly disclose to the Company, and that the Company will own all right, title and interest in, all inventions, computer software and other intellectual property (the "Intellectual Property") which he conceives or develops during the course of his employment (excluding that which he conceives or develops without the use of the Company's time, resources or facilities and which does not relate to the Company's past, present and planned future activities), will affix appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation, and will execute such further assignments and other documents as the Company consider necessary to vest, perfect, maintain or defend the Company's right, title and interest in the Intellectual Property; and

                        (iii) he will deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control or relating to the Intellectual Property.

                  (b) Specific Remedy. If Employee commits a material breach of any of the provisions of paragraph 7(a), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

             8.   Noncompetition.

                  (a) Covenant. Employee shall not during the Restrictive Period (as hereinafter defined), directly or indirectly, and whether or not Employee is then receiving any compensation or other payments from the
Company:

                        (i) engage in competition with the Allied Digital Business (as hereinafter defined) within any state in which such business is conducted;

                        (ii) acquire a direct or indirect interest or an option to acquire such interest in any entity engaged in competition with the Allied Digital Business (other than in interest of not more than 5% of the outstanding stock of any publicly traded company); or

                        (iii) serve as a director or officer of any entity engaged in competition with the Allied Digital Business; or

                        (iv) solicit, employ, interfere with or attempt to entice away from the Company or any Affiliate of the Company (A) any customer of any of them or (B) any individual who was employed by any of them in an executive capacity within six months prior to such solicitation, employment, interference or enticement.

             For purposes of this Section 8, the term: (A) "Restrictive Period" means that period of time which commences on the date hereof and ends
(i) 36 months after the termination of the Employment Tern if such termination shall occur on or before the first anniversary of the date hereof and (ii) the months after such termination if such termination shall occur after the first anniversary of the date hereof, and (B) "Allied Digital Business" means the business of duplicating/replicating videocassettes, audio cassettes, D.A.T. cassettes, compact discs and motion picture products and providing post production services including fulfillment services as currently provided by the company, and/or selling the aforementioned services and products.

                  (b) Specific Remedy. If Employee commits a material breach of any of the provisions of paragraph 8(a), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

             9. Independence, Severability and Non-Exclusivity. All of the rights and remedies enumerated in paragraph 7(b) and paragraph 8(b) shall be in addition to and not in lieu of any other rights and remedies available to the Company under the law or in equity and shall survive termination of the Employment Term. If any of the provisions contained in paragraph

7(a) or paragraph 8(a) or if any of the rights or remedies enumerated in paragraph 7(b) or paragraph 8(b) are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If the courts of any one or more jurisdictions shall hold all of or any part of such provisions wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect the Company's right to relief in the court of any other jurisdiction as to failures to observe such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction, being, for this purpose, severable into diverse and independent provisions. If any of the provisions contained inn paragraph 7(a) or paragraph 8(a) is held to be unenforceable because of the duration of such provision, the parties agree that the court making such determination shall have the power to reduce the duration of such provision and in its reduced form said provision shall then be enforceable.

             10. Assignment of Employee Benefits. Absent the prior written consent of the Company, and subject to transfer by will and the laws of descent and distribution, Employee shall have no right to exchange, convert, encumber or dispose of the rights of Employee to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferable.

             11. Notices. All notices hereunder shall be given in writing by personal delivery or by registered or certified mail addressed to the Company at its principal place of business and to Employee at his residence address as then listed in the Company's records.

             12.   General.

                   (a) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nev York, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

                   (b) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                   (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including, without limitation, the Amended and Restated Employment Agreement between Employee and the Company effective as of November 1, 1990 (as restated and amended as of March 15, 1993) which is hereby terminated.

                   (d) No Other Representations. No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                   (e) Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and Employee and, subject to the provisions of paragraph 10, their respective heirs, executors, personal representatives, successors and assigns.

                   (f) Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No wavier by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

             IN WITNESS WHEREOF, the parties hereto have executed Employment Agreement as of the date first above written.

                                         HAUPPAUGE RECORD MANUFACTURING
                                          LTD.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         -----------------------------------
                                         DONALD OLESEN

                                   Guaranty
                                   --------

             The undersigned hereby unconditionally and absolutely guarantees the prompt and due payment and performance of all obligations of the Company under this Agreement.

                                         ALLIED DIGITAL TECHNOLOGIES CORP.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title: